Exhibit 99.1

Health Catalyst Reports Third Quarter 2025 Results

SALT LAKE CITY, UT, November 10, 2025 — Health Catalyst, Inc. (“Health Catalyst,” Nasdaq: HCAT), a leading provider of data and analytics technology and services to healthcare organizations, today reported financial results for the quarter ended September 30, 2025.

“For the third quarter of 2025, I am pleased by our financial results, including total revenue of $76.3 million and Adjusted EBITDA of $12.0 million, with these results beating our quarterly guidance on each measure,” said Dan Burton, CEO of Health Catalyst. “By focusing on high-impact solutions with proven ROI and maintaining a commitment to understanding and evolving with our clients, we have reaffirmed our full-year 2025 guidance. We believe our commitment to strategic focus, cost management, and targeted investments positions us to drive sustained value for our clients and shareholders.”

Financial Highlights for the Three Months Ended September 30, 2025

Key Financial Metrics

	Three Months Ended September 30,		Year over Year Change
	2025	2024
GAAP Financial Measures:	(in thousands, except percentages, unaudited)
Total revenue	$76,323	$76,353	—%
Gross profit	$29,979	$27,758	8%
Gross margin	39%	36%
Net loss	$(22,229)	$(14,726)	(51)%
Non-GAAP Financial Measures:(1)
Adjusted Gross Profit	$40,133	$36,289	11%
Adjusted Gross Margin	53%	48%
Adjusted EBITDA	$12,000	$7,295	64%
________________________
(1) These measures are not calculated in accordance with generally accepted accounting principles in the United States (GAAP). See the accompanying "Non-GAAP Financial Measures" section below for more information about these financial measures, including the limitations of such measures, and for a reconciliation of each measure to the most directly comparable measure calculated in accordance with GAAP.

Financial Outlook
Health Catalyst provides forward-looking guidance on total revenue, a GAAP measure, and Adjusted EBITDA, a non-GAAP measure.
For the fourth quarter of 2025, we expect:
•Total revenue of approximately $73.5 million, and
•Adjusted EBITDA of approximately $13.4 million
For the full year of 2025, we expect:
•Total revenue of approximately $310 million, and
•Adjusted EBITDA of approximately $41 million
We have not provided forward-looking guidance for net loss, the most directly comparable GAAP measure to Adjusted EBITDA, and therefore have not reconciled guidance for Adjusted EBITDA to net loss, because there are items that may impact net loss, including stock-based compensation, that are not within our control or cannot be reasonably forecasted.

Quarterly Conference Call Details

We will host a conference call to review the results today, Monday, November 10, 2025, at 5:00 p.m. E.T. The conference call can be accessed by dialing (800) 343-5172 for U.S. participants, or (203) 518-9856 for international participants, and referencing conference ID “HCATQ325.” A live audio webcast will be available online at https://ir.healthcatalyst.com/. A replay of the call will be available via webcast for on-demand listening shortly after the completion of the call, at the same web link, and will remain available for approximately 90 days.

About Health Catalyst
Health Catalyst (Nasdaq: HCAT) is a leading provider of data and analytics technology and services that ignite smarter healthcare, lighting the path to measurable clinical, financial, and operational improvement. More than 1,100 organizations worldwide rely on Health Catalyst's offerings, including our cloud-based technology ecosystem Health Catalyst Ignite™, AI-enabled data and analytics solutions, and expert services to drive meaningful outcomes across hundreds of millions of patient records. Powered by high-value data, standardized measures and registries, and deep healthcare domain expertise, Ignite helps organizations transform complex information into actionable insights. Backed by a multi-decade mission and a proven track record of delivering billions of dollars in measurable results, Health Catalyst continues to serve as the catalyst for massive, measurable, data-informed healthcare improvement and innovation.
Available Information
Our investors and others should note that we announce material information to the public about our company, products and services, and other matters related to our company through a variety of means, including our website (https://www.healthcatalyst.com/), our investor relations website (https://ir.healthcatalyst.com/), press releases, SEC filings, public conference calls, and social media, including our and our CEO's social media accounts such as LinkedIn (https://www.linkedin.com/in/danburton/ and https://www.linkedin.com/company/healthcatalyst/), in order to achieve broad, non-exclusionary distribution of information to the public and to comply with our disclosure obligations under Regulation FD.

Forward-Looking Statements
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, as amended. These forward-looking statements include statements regarding our future growth and our financial outlook for the fourth quarter and full year 2025. Forward-looking statements are subject to risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. Actual results may differ materially from the results predicted, and reported results should not be considered as an indication of future performance.
Important risks and uncertainties that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: (i) changes in laws and regulations applicable to our business model; (ii) changes in market or industry conditions, regulatory environment, and receptivity to our technology and services; (iii) results of litigation or a security incident; (iv) the loss of one or more key clients or partners; (v) macroeconomic challenges (including high inflationary and/or high interest rate environments, tariffs, or market volatility and measures taken in response thereto) and natural disasters or new public health crises; and (vi) changes to our abilities to recruit and retain qualified team members.
For a detailed discussion of the risk factors that could affect our actual results, please refer to the risk factors identified in our SEC reports, including, but not limited to the Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2025, expected to be filed with the SEC on or about November 10, 2025, and the Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 26, 2025. All information provided in this release and in the attachments is as of the date hereof, and we undertake no duty to update or revise this information unless required by law.

Condensed Consolidated Balance Sheets
(in thousands, except share and per share data, unaudited)

	As of September 30,	As of December 31,
	2025	2024
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$40,305	$249,645
Short-term investments	51,235	142,355
Accounts receivable, net	60,109	57,182
Prepaid expenses and other assets	13,704	16,468
Total current assets	165,353	465,650
Property and equipment, net	32,609	29,394
Intangible assets, net	89,554	86,052
Operating lease right-of-use assets	7,256	12,058
Goodwill	285,586	259,759
Other assets	6,770	6,016
Total assets	$587,128	$858,929
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$4,943	$11,433
Accrued liabilities	18,644	26,340
Deferred revenue	58,824	53,281
Operating lease liabilities	3,855	3,614
Current portion of long-term debt	1,627	231,182
Total current liabilities	87,893	325,850
Long-term debt, net of current portion	151,512	151,178
Deferred revenue, net of current portion	385	249
Operating lease liabilities, net of current portion	15,125	16,291
Contingent consideration liabilities, net of current portion	250	—
Other liabilities	40	154
Total liabilities	255,205	493,722

Stockholders’ equity:
Preferred stock, $0.001 par value per share; 25,000,000 shares authorized and no shares issued and outstanding as of September 30, 2025 and December 31, 2024	—	—
Common stock, $0.001 par value per share, and additional paid-in capital; 500,000,000 shares authorized as of September 30, 2025 and December 31, 2024; 70,622,681 and 64,043,799 shares issued and outstanding as of September 30, 2025 and December 31, 2024, respectively	1,604,039	1,552,714
Accumulated deficit	(1,273,621)	(1,186,672)
Accumulated other comprehensive income (loss)	1,505	(835)
Total stockholders’ equity	331,923	365,207
Total liabilities and stockholders’ equity	$587,128	$858,929

Condensed Consolidated Statements of Operations
(in thousands, except per share data, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Revenue:
Technology	$52,051	$48,653	$156,409	$143,254
Professional services	24,272	27,700	80,048	83,724
Total revenue	76,323	76,353	236,457	226,978
Cost of revenue, excluding depreciation and amortization:
Technology(1)(2)(3)	17,203	17,609	53,120	48,991
Professional services(1)(2)(3)	21,304	24,704	71,045	71,899
Total cost of revenue, excluding depreciation and amortization	38,507	42,313	124,165	120,890
Operating expenses:
Sales and marketing(1)(2)(3)	14,361	11,342	42,305	43,145
Research and development(1)(2)(3)	12,281	14,193	39,859	42,948
General and administrative(1)(2)(3)(4)	16,069	12,209	38,515	41,136
Depreciation and amortization	12,614	9,983	37,618	31,165
Goodwill impairment	—	—	28,769	—
Total operating expenses	55,325	47,727	187,066	158,394
Loss from operations	(17,509)	(13,687)	(74,774)	(52,306)
Interest and other (expense) income, net	(4,679)	(1,514)	(11,838)	3,185
Loss before income taxes	(22,188)	(15,201)	(86,612)	(49,121)
Income tax provision (benefit)	41	(475)	337	(292)
Net loss	$(22,229)	$(14,726)	$(86,949)	$(48,829)
Net loss per share, basic and diluted	$(0.32)	$(0.24)	$(1.25)	$(0.82)
Weighted-average shares outstanding used in calculating net loss per share, basic and diluted	70,377	60,441	69,525	59,449
_______________
(1)Includes stock-based compensation expense as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Stock-Based Compensation Expense:	(in thousands)		(in thousands)
Cost of revenue, excluding depreciation and amortization:
Technology	$205	$450	$719	$1,206
Professional services	991	1,601	3,187	4,282
Sales and marketing	2,085	2,555	6,789	8,997
Research and development	972	1,871	3,421	5,391
General and administrative	2,786	3,035	8,789	9,440
Total	$7,039	$9,512	$22,905	$29,316

(2)    Includes acquisition-related costs, net, as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Acquisition-related costs, net:	(in thousands)		(in thousands)
Cost of revenue, excluding depreciation and amortization:
Technology	$11	$77	$118	$246
Professional services	24	121	200	330
Sales and marketing	(25)	151	416	738
Research and development	—	183	357	612
General and administrative	(1,826)	955	(3,598)	3,805
Total	$(1,816)	$1,487	$(2,507)	$5,731

(3)    Includes restructuring costs as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Restructuring costs:	(in thousands)		(in thousands)
Cost of revenue, excluding depreciation and amortization:
Technology	$436	$—	$837	$79
Professional services	650	—	1,792	181
Sales and marketing	1,947	—	2,299	449
Research and development	1,374	—	3,282	443
General and administrative	365	—	501	936
Total	$4,772	$—	$8,711	$2,088

(4)    Includes non-recurring lease-related charges as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Non-recurring lease-related charges:	(in thousands)		(in thousands)
General and administrative	$6,900	$—	$6,900	$2,200
Total	$6,900	$—	$6,900	$2,200

Condensed Consolidated Statements of Cash Flows
(in thousands, unaudited)

	Nine Months Ended September 30,
	2025	2024
Cash flows from operating activities
Net loss	$(86,949)	$(48,829)
Adjustments to reconcile net loss to net cash provided by operating activities:
Stock-based compensation expense	22,905	29,316
Depreciation and amortization	37,618	31,165
Impairment of long-lived assets	6,900	2,200
Non-cash operating lease expense	2,231	1,981
Amortization of debt discount, issuance costs, and deferred financing costs	2,906	2,078
Investment discount and premium accretion	(1,278)	(3,899)
Provision for expected credit losses	1,410	3,433
Deferred tax provision	(114)	(517)
Change in fair value of contingent consideration liability	(7,063)	(1,642)
Goodwill impairment	28,769	—
Other	(410)	87
Change in operating assets and liabilities:
Accounts receivable, net	(2,709)	6,304
Prepaid expenses and other assets	1,934	(617)
Accounts payable, accrued liabilities, and other liabilities	(15,729)	4,810
Deferred revenue	3,304	(5,259)
Operating lease liabilities	(2,906)	(2,525)
Net cash (used in) provided by operating activities	(9,181)	18,086

Cash flows from investing activities
Proceeds from the sale and maturity of short-term investments	149,448	206,488
Purchase of short-term investments	(57,224)	(50,197)
Acquisition of businesses, net of cash acquired	(41,114)	(54,889)
Capitalization of internal-use software	(14,638)	(9,858)
Purchases of property and equipment	(695)	(1,203)
Purchase of intangible assets	(624)	(504)
Proceeds from the sale of property and equipment	31	10
Net cash provided by investing activities	35,184	89,847

Cash flows from financing activities
Proceeds from issuance of long-term debt, net of issuance costs	—	115,472
Proceeds from employee stock purchase plan	1,537	2,061
Repurchase of common stock	(5,000)	—
Repayment of debt	(231,885)	(646)
Payment of deferred financing costs	—	(3,000)
Proceeds from exercise of stock options	—	169
Net cash (used in) provided by financing activities	(235,348)	114,056
Effect of exchange rate changes on cash and cash equivalents	5	62
Net (decrease) increase in cash and cash equivalents	(209,340)	222,051

Cash and cash equivalents at beginning of period	249,645	106,276
Cash and cash equivalents at end of period	$40,305	$328,327

Non-GAAP Financial Measures
To supplement our financial information presented in accordance with GAAP, we believe certain non-GAAP financial measures, including Adjusted Gross Profit, Adjusted Gross Margin, Adjusted EBITDA, Adjusted Operating Expenses, Adjusted Net Income, and Adjusted Net Income per share, basic and diluted, are useful in evaluating our operating performance. For example, we exclude stock-based compensation expense because it is non-cash in nature and excluding this expense provides meaningful supplemental information regarding our operational performance and allows investors the ability to make more meaningful comparisons between our operating results and those of other companies. We use this non-GAAP financial information to evaluate our ongoing operations, as a component in determining employee bonus compensation, and for internal planning and forecasting purposes.
We believe that non-GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance. However, non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. In addition, other companies, including companies in our industry, may calculate similarly-titled non-GAAP financial measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison. A reconciliation is provided below for each non-GAAP financial measure to the most directly comparable financial measure stated in accordance with GAAP. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures, and not to rely on any single financial measure to evaluate our business.

Adjusted Gross Profit and Adjusted Gross Margin
Gross profit is a GAAP financial measure that is calculated as revenue less cost of revenue, including depreciation and amortization of capitalized software development costs and acquired technology. We calculate gross margin as gross profit divided by our revenue. Adjusted Gross Profit is a non-GAAP financial measure that we define as gross profit, adjusted for (i) depreciation and amortization, (ii) stock-based compensation, (iii) acquisition-related costs, net, and (iv) restructuring costs, as applicable. We define Adjusted Gross Margin as our Adjusted Gross Profit divided by our revenue. We believe Adjusted Gross Profit and Adjusted Gross Margin are useful to investors as they eliminate the impact of certain non-cash expenses and allow a direct comparison of these measures between periods without the impact of non-cash expenses and certain other non-recurring operating expenses.
We present both of these measures for our technology and professional services business. We believe these non-GAAP financial measures are useful in evaluating our operating performance compared to that of other companies in our industry, as these metrics generally eliminate the effects of certain items that may vary from company to company for reasons unrelated to overall profitability.

The following is a calculation of our gross profit and gross margin and a reconciliation of gross profit and gross margin, the most directly comparable financial measures calculated in accordance with GAAP, to our Adjusted Gross Profit and Adjusted Gross Margin in total and for technology and professional services for the three months ended September 30, 2025 and 2024.

	Three Months Ended September 30, 2025
	(in thousands, except percentages)
	Technology	Professional Services	Total
Revenue	$52,051	$24,272	$76,323
Cost of revenue, excluding depreciation and amortization	(17,203)	(21,304)	(38,507)
Amortization of intangible assets, cost of revenue	(4,554)	—	(4,554)
Depreciation of property and equipment, cost of revenue	(3,283)	—	(3,283)
Gross profit	27,011	2,968	29,979
Gross margin	52%	12%	39%
Add:
Amortization of intangible assets, cost of revenue	4,554	—	4,554
Depreciation of property and equipment, cost of revenue	3,283	—	3,283
Stock-based compensation	205	991	1,196
Acquisition-related costs, net(1)	11	24	35
Restructuring costs(2)	436	650	1,086
Adjusted Gross Profit	$35,500	$4,633	$40,133
Adjusted Gross Margin	68%	19%	53%
___________________
(1)Acquisition-related costs, net include deferred retention expenses attributable to the Upfront, Intraprise, and KPI Ninja acquisitions.
(2)Restructuring costs include severance and other team member costs from workforce reductions. For additional details, refer to Note 19 in our condensed consolidated financial statements.

	Three Months Ended September 30, 2024
	(in thousands, except percentages)
	Technology	Professional Services	Total
Revenue	$48,653	$27,700	$76,353
Cost of revenue, excluding depreciation and amortization	(17,609)	(24,704)	(42,313)
Amortization of intangible assets, cost of revenue	(3,741)	—	(3,741)
Depreciation of property and equipment, cost of revenue	(2,541)	—	(2,541)
Gross profit	24,762	2,996	27,758
Gross margin	51%	11%	36%
Add:
Amortization of intangible assets, cost of revenue	3,741	—	3,741
Depreciation of property and equipment, cost of revenue	2,541	—	2,541
Stock-based compensation	450	1,601	2,051
Acquisition-related costs, net(1)	77	121	198
Adjusted Gross Profit	$31,571	$4,718	$36,289
Adjusted Gross Margin	65%	17%	48%
___________________
(1)Acquisition-related costs, net include deferred retention expenses attributable to the Lumeon, Carevive, ARMUS, and KPI Ninja acquisitions.

Adjusted EBITDA
Adjusted EBITDA is a non-GAAP financial measure that we define as net loss adjusted for (i) interest and other (income) expense, net, (ii) income tax provision, (iii) depreciation and amortization, (iv) stock-based compensation, (v) acquisition-related costs, net, (vi) restructuring costs, and (vii) non-recurring lease-related charges, as applicable. We view acquisition-related expenses when applicable, such as transaction costs and changes in the fair value of contingent consideration liabilities that are directly related to business combinations, as costs that are unpredictable, dependent upon factors outside of our control, and are not necessarily reflective of operational performance during a period. We believe that excluding restructuring costs, and non-recurring lease-related charges, as applicable, allows for more meaningful comparisons between operating results from period to period as these are separate from the core activities that arise in the ordinary course of our business and are not part of our ongoing operations. We believe Adjusted EBITDA provides investors with useful information on period-to-period performance as evaluated by management and a comparison with our past financial performance, and is useful in evaluating our operating performance compared to that of other companies in our industry, as this metric generally eliminates the effects of certain items that may vary from company to company for reasons unrelated to overall operating performance. The following is a reconciliation of our net loss, the most directly comparable financial measure calculated in accordance with GAAP, to Adjusted EBITDA for the three months ended September 30, 2025 and 2024:

	Three Months Ended September 30,
	2025	2024
	(in thousands)
Net loss	$(22,229)	$(14,726)
Add:
Interest and other (income) expense, net	4,679	1,514
Income tax provision	41	(475)
Depreciation and amortization	12,614	9,983
Stock-based compensation	7,039	9,512
Acquisition-related costs, net(1)	(1,816)	1,487
Restructuring costs(2)	4,772	—
Non-recurring lease-related charges(3)	6,900	—
Adjusted EBITDA	$12,000	$7,295
__________________
(1)Acquisition-related costs, net include third-party fees associated with due diligence, deferred retention expenses, post-acquisition restructuring costs incurred as part of business combinations, and changes in fair value of contingent consideration liabilities for potential earn-out payments.
(2)Restructuring costs include severance and other team member costs from workforce reductions. For additional details, refer to Note 19 in our condensed consolidated financial statements.
(3)Non-recurring lease-related charges include the lease-related impairment charge related to our corporate office space designated for subleasing. For additional details, refer to Note 9 in our condensed consolidated financial statements.

Adjusted Operating Expenses

Adjusted Operating Expenses is a non-GAAP financial measure that we define as total operating expenses adjusted for (i) depreciation and amortization, (ii) stock-based compensation, (iii) acquisition-related costs, net, (iv) restructuring costs, and (v) non-recurring lease-related charges, as applicable. We view these adjustments to allow for more meaningful comparisons between operating results from period-to-period as these are separate from the core activities that arise in the ordinary course of our business. We believe Adjusted Operating Expenses provides investors with useful information on period-to-period performance as evaluated by management and a comparison with our past financial performance, and is useful in evaluating our operating performance compared to that of other companies in our industry, as this metric generally eliminates the effects of certain items that may vary from company to company for reasons unrelated to overall operating performance. The following is a reconciliation of our total operating expenses, the most directly comparable financial measure calculated in accordance with GAAP, to Adjusted Operating Expenses for the three months ended September 30, 2025 and 2024:

	Three Months Ended September 30,
	2025	2024
	(in thousands)
Total operating expenses	$55,325	$47,727
Less:
Depreciation and amortization	(12,614)	(9,983)
Stock-based compensation	(5,843)	(7,461)
Acquisition-related costs, net(1)	1,851	(1,289)
Restructuring costs(2)	(3,686)	—
Non-recurring lease-related charges(3)	(6,900)	—
Adjusted Operating Expenses	$28,133	$28,994
__________________
(1)Acquisition-related costs, net include third-party fees associated with due diligence, deferred retention expenses, post-acquisition restructuring costs incurred as part of business combinations, and changes in fair value of contingent consideration liabilities for potential earn-out payments.
(2)Restructuring costs include severance and other team member costs from workforce reductions. For additional details, refer to Note 19 in our condensed consolidated financial statements.
(3)Non-recurring lease-related charges include the lease-related impairment charge related to our corporate office space designated for subleasing. For additional details, refer to Note 9 in our condensed consolidated financial statements.

Adjusted Net Income and Adjusted Net Income Per Share

Adjusted Net Income is a non-GAAP financial measure that we define as net loss adjusted for (i) stock-based compensation, (ii) amortization of acquired intangibles, (iii) restructuring costs, (iv) acquisition-related costs, net, including the change in fair value of contingent consideration liabilities, (v) non-cash interest expense related to debt facilities, and (vi) non-recurring lease-related charges, as applicable. We believe Adjusted Net Income provides investors with useful information on period-to-period performance as evaluated by management and comparison with our past financial performance and is useful in evaluating our operating performance compared to that of other companies in our industry, as this metric generally eliminates the effects of certain items that may vary from company to company for reasons unrelated to overall operating performance. The following is a reconciliation of our net loss, the most directly comparable financial measure calculated in accordance with GAAP, to Adjusted Net Income, for the three months ended September 30, 2025 and 2024:

	Three Months Ended September 30,
	2025	2024
Numerator:	(in thousands, except share and per share amounts)
Net loss	$(22,229)	$(14,726)
Add:
Stock-based compensation	7,039	9,512
Amortization of acquired intangibles	8,823	6,839
Restructuring costs(1)	4,772	—
Acquisition-related costs, net(2)	(1,816)	1,487
Non-cash interest expense related to debt facilities	817	1,319
Non-recurring lease-related charges(3)	6,900	—
Adjusted Net Income	$4,306	$4,431
Denominator:
Weighted-average shares outstanding used in calculating net loss per share, basic and diluted, and Adjusted Net Income per share, basic	70,376,760	60,440,694
Non-GAAP dilutive effect of stock-based awards	717,729	265,889
Non-GAAP weighted-average shares outstanding used in calculating Adjusted Net Income per share, diluted	71,094,489	60,706,583

Net loss per share, basic and diluted	$(0.32)	$(0.24)
Adjusted Net Income per share, basic and diluted	$0.06	$0.07
______________
(1)Restructuring costs include severance and other team member costs from workforce reductions. For additional details, refer to Note 19 in our condensed consolidated financial statements.
(2)Acquisition-related costs, net includes third-party fees associated with due diligence, deferred retention expenses, post-acquisition restructuring costs incurred as part of business combinations, and changes in fair value of contingent consideration liabilities for potential earn-out payments.
(3)Non-recurring lease-related charges include the lease-related impairment charge related to our corporate office space designated for subleasing. For additional details, refer to Note 9 in our condensed consolidated financial statements.

Health Catalyst Investor Relations Contact:
Matt Hopper
Senior Vice President, Finance and Head of Investor Relations
+1 (855)-309-6800
ir@healthcatalyst.com

Health Catalyst Media Contact:
Kathryn Mykleseth
Director, Public Relations and Communications
media@healthcatalyst.com